UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2007

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145 95-4160558

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the document to which it refers, which document is filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

On May 3, 2007, the Board of Directors of Lyondell Chemical Company (the "Company") approved the revised Form of Indemnity Agreement with Officers and Directors. The Form of Indemnity Agreement was revised to reflect the Company's sole ownership of Houston Refining LP and other clarifying changes. The revised Form of Indemnity Agreement is being filed with this Current Report on Form 8-K as Exhibit 10.9.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers

On May 3, 2007, the Compensation and Human Resources Committee of the Board of Directors of the Company approved a Form of Time Sharing Agreement between the Company and certain of its officers and other employees for personal use of the corporate aircraft. Under the Time Sharing Agreement, which complies with Federal Aviation Administration rules, the officers and employees are required to reimburse the Company for incremental costs related to the personal use of the corporate aircraft. The Form of Time Sharing Agreement is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 3, 2007, the Board of Directors of the Company amended Article IV of the Company's By-Laws to clarify that the Company may issue uncertificated shares, as provided under the Delaware General Corporation Law. A copy of the Company's amended and restated By-Laws is being filed with this Current Report on Form 8-K as Exhibit 3.2(a).

Item 9.01 Financial Statements and Exhibits

    Exhibits

Exhibit 3.2(a) Lyondell Chemical Company Amended and Restated Bylaws

Exhibit 10.9 Form of Indemnity Agreement with Officers and Directors

Exhibit 99.1 Form of Time Sharing Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:/s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President and

General Counsel

Date: May 3, 2007

INDEX TO EXHIBITS

Exhibit

Number Description

Exhibit 3.2(a) Lyondell Chemical Company Amended and Restated Bylaws

Exhibit 10.9 Form of Indemnity Agreement with Officers and Directors

Exhibit 99.1 Form of Time Sharing Agreement